Exhibit 99.1

Stronghold Digital Mining Announces Reverse Stock Split
May 15, 2023 2:30 PM EDT

NEW YORK, May 15, 2023 (GLOBE NEWSWIRE) -- Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) announced today that it will effect a 1-for-10 reverse stock split (“Reverse Split”) of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class V common stock, par value $0.0001 per share (“Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”), that will become effective on May 15, 2023, at 5:00 p.m., Eastern Time (the “Effective Time”). Stronghold’s Class A Common Stock will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “SDIG” and will begin trading on a split-adjusted basis when the market opens on May 16, 2023. The new CUSIP number for the Class A Common Stock following the Reverse Split will be 86337R 202.

The Reverse Split is primarily intended to increase the per share market price of the Company's Class A Common Stock and bring the Company into compliance with the minimum bid price requirement for maintaining its listing on Nasdaq. To evidence compliance with this requirement, the closing bid price of the Company’s Class A Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days by May 30, 2023. The reduction in the number of issued and outstanding shares of Common Stock as a result of the Reverse Split is, absent other factors, expected to proportionately increase the market price of the Class A Common Stock to a level above the current market trading price, although there is no assurance that this will occur. Additionally, there is no assurance that the Reverse Split will allow the Company to achieve compliance with Nasdaq’s listing maintenance standard.

On January 9, 2023, the Company’s stockholders took action by written consent to authorize the Company’s board of directors (the “Board”) to effect a reverse stock split with a ratio in a range from and including one-for-two (1:2) up to one-for-ten (1:10). On May 12, 2023, the Board approved a 1-for-10 Reverse Split ratio. The Company has filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect the Reverse Split at the Effective Time.

Following the Reverse Split, the par value of the Common Stock will remain unchanged at $0.0001 per share. The Charter Amendment will not change the authorized number of shares of Common Stock or preferred stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive a fractional share of Common Stock will instead receive a whole share of the applicable Common Stock. The Reverse Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding up of fractional shares). Additionally, outstanding equity-based awards and other outstanding securities convertible or exchange into Common Stock will be proportionately adjusted in accordance with the terms thereof or as otherwise specified by the Board.

Shortly following the Effective Time, stockholders of record will be receiving information from American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Split.

Additional information on the Reverse Split can be found in the Company’s definitive information statement filed with the Securities and Exchange Commission on January 30, 2023, which is available on the SEC’s website at www.sec.gov and on the Company’s website.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:
Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:
contact@strongholddigitalmining.com

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023 and Quarterly Report on Form 10-Q filed on May 12, 2023. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.